United States
Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
Check the appropriate box:
[ ] Amended Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement on account of being ONLY an election of directors under Rule 14c-5(a)(1)
SIGA RESOURCES, INC.
 (Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A.

(2)	Aggregate number of securities to which transaction applies: N/A.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

(4)	Proposed maximum aggregate value of transaction: N/A.

(5)	Total fee paid: N/A.

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: $ -0-

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

Contact Person:
John Michael Coombs, Esq.
MABEY & COOMBS, L.C.
3098 Highland Drive, #323, Salt Lake City, Utah 84106
Phone No. 801-467-2021
Fax No. 801-467-3256

Siga Resources, Inc.
123 West Nye
Carson City, Nevada, 89706
(281) 256-5417
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND A PROXY
INTRODUCTION
This Information Statement is being furnished to our shareholders (Siga Resources, Inc., a Nevada corporation ["Siga" or "Company"]) solely in connection with the election of directors to our Board of Directors, the election of which has been adopted and approved by a majority of our stockholders by written consent.  Because this Information Statement solely relates to the election of directors, Rule 14c-5(a)(1) of the General Rules and Regulations of the Commission allows us to file this Information Statement with the Commission as “definitive” and therefore, under such rule, we can immediately mail it to the shareholders without obtaining advance approval or comment from the Commission.

That a majority of the shareholders can lawfully elect directors by written consent is provided for in Section 2.11 of Article II of our Bylaws titled Written Consent to Action by Shareholders.  It provides:

2.04. Action Without Meeting.  Any action required or permitted to be taken at a meeting of the shareholders, may be taken without a meeting if a consent, in writing, setting forth the action so taken is signed by a majority of the shareholders who would have been entitled to vote on the action had a meeting been held.
The ability to have a shareholders’ meeting by written consent of a majority is also provided under Nevada law in Nevada Revised Statutes (NRS )§ 78.320, subparagraphs 2 and 3 thereunder, titled Stockholders’meetings; . . . consent for actions taken without meeting.
A copy of the Majority Written Consent is attached to this Information Statement and incorporated herein by reference as Exhibit 3.1.  That person constituting a majority of our shareholders and who has signed Exhibit 3.1 owns and holds 23,625,000 shares or approximately 52.4% of a total of 45,105,000 common capital shares currently issued and outstanding on our stock transfer agent’s books and records.

A majority of our shareholders has decided to vote-in a new Board of Directors because, among other reasons, we have not voted-in directors for several years.  A majority of our shareholders believe that good and competent corporate governance requires that the shareholders formally approve and vote-in new directors.  In addition, Section 2.01 of our By-laws titled Annual Meeting, contemplates that Board Members will be elected every year if possible, even though this has not occurred in several years.  It provides:
2.02.Annual Meetings.  The annual meeting of the shareholders shall be held at 10:00 o'clock a.m. on the first Tuesday of May each year.  If this day is a legal holiday, then the meeting shall be held on the first following day that is not a legal holiday. A failure to hold the annual meeting shall not impair the ability of the corporation to act or transact business.
What follows is information about the one sole individual elected to the Board by the written consent of a majority of our shareholders, a person who has not before served on our Board of Directors.  Currently, our Board of Directors comprises one (1) individual who is not being re-elected to serve on the Board by virtue of this document.  This individual will therefore step down by operation of law upon the effective date of this document.  See heading titled “Effect of Corporate Action” below.

REASONS FOR THIS INFORMATION STATEMENT
The Majority Shareholders have merely elected to vote-in a new Board of Directors, something the Company has not done for many years, regardless of whether the individual currently serving on the Board is not being elected or re-elected.  The intent is therefore not to affirmatively “remove” any particular person from the Board.  The Company is not doing that.
 We did not solicit proxies in favor of the newly elected Board.  For this reason, according to our counsel, no one has relied in any fashion or measure on the absence of any information in this document.  We are informed by our counsel that there is case law to support this conclusion.  Having said that, however, we do not believe we have omitted any information or material required by SEC Rules to be included in this document for the purposes of announcing this type of corporate action.

PERSON ELECTED AS A DIRECTOR AND WHO WILL REPLACE THE CURRENT
UNELECTED DIRECTOR NOT STANDING FOR ELECTION OR RE-ELECTION

Set forth below is certain biographical information regarding the person whom the majority of the shareholders have approved, by written consent, to act as our current Board of Directors once this corporate action becomes effective.

CHRISTOPHER P. VALLOS
573 Monroe Blvd
Painesville, Ohio 44077

SUMMARY

Mr. Vallos has experience in private equity financings (including early stage and seed funding) and the sell-side and buy-side of M&A advisory engagements, not to mention specialty financings. He is an accomplished, marketing professional with broad marketing and financial experience, encompassing strategic planning, qualitative and quantitative research, interactive marketing, creative development, media planning & buying, database /direct-marketing, public relations, sales promotion and visual merchandisingthe ability and skill set to provide creative, innovative, enthusiastic and forward-thinking leadership in a team environment.  He is also focused on achieving continuous, improved business performance thru use of his knowledge of Six Sigma.

EDUCATION

Lake Erie College, Painesville, Ohio
Masters of Business Administration, 2009

Cleveland State University, Cleveland, Ohio
Bachelor of Business Administration, 1997
MEMBERSHIPS

Certified Six Sigma Black-Belt

WORK EXPERIENCE
NYC Marketing. NYC, NY 2010 —2014
Director of Finance/Marketing

Responsibilities included corporate finance, budgeting, forecasting and business analysis.
●	Analyzed historical trends in key performance indicators, including all areas of revenue, cost of sales, expenses and capital expenditures.
●
Responsibilities included corporate finance, budgeting, forecasting and business analysis. Evaluated performance under various operating scenarios and to analyze the impacts of different capital structures and potential M&A transactions

●	Developed financial, industry and competitive analyses, benchmarking and key metrics.

●	Provided expertise in the areas of:
o	Strategic planning / new initiative evaluation
o	Business Valuations / M&A opportunities
o	Industry / Macro trends
●	Prepared quarterly and monthly financial reports and perform ad-hoc reporting and analysis
●	Evaluated, modeled and monitored capital structure and cash allocation alternatives.
●
Developed and conducted market research studies and perform related analyses involving sales, trends, and market potential. Identify, quantify and make recommendations on market price, customer delivery requirements, quality, and other related factors.

●
Identified and evaluated new product, product improvement and new business opportunities; developing and implementing strategies to capture additional sales and market share, and increase profits. Worked with management to facilitate development of the Company's business plan, and the group's strategic plan.

●	Developed and implemented marketing communications and advertising plans that clearly identify the Company's products, services, image, and other factors to increase sales.
●	Built marketing strategies to meet client goals while maximizing performance
●	Assisted in preparing, conducting and analyzing online surveys, public relations and marketing research
●	Provided creative direction and communications strategy for webpage development.
●	Provided direction and guidelines for social media interactions within the business
●	Developed and execute Trade Show strategies including all trade show administration, booth creation and event management.
●	Oversaw the production of all marketing collateral, sales materials and press releases.
●	Planned annual budget and managed spending throughout year.
●	Developed and manage key supplier relationships.
●	Managed legal, compliance and corporate communications reviews, honoring stakeholders’requirements while meeting business objectives.

●
Created and executed integrated marketing campaigns, including lead generation, digital marketing, and prospect/customer communications
Managed a marketing database including list creation, segmentation and analysis

●	Used marketing automation software to set up communications strategies for advancing leads through the sales cycle for revenue growth
●	Collaborated on the creation of marketing collateral across a variety of media including print, video, presentations.

STERIS Corporation, Mentor, OH   2007-2010
 Product Manager

●
Regularly reviewed customer-pricing activities to assure compliance with current guidelines and relevance to current market competition, for the purpose of maximizing gross profit.  - Results yielded in $3M in margin improvement.

●	Assisted in Financial modeling for strategic planning for service products (contracts; billable labor; service parts)
●	Developed strategic 3rd party relationships - identifying opportunities to improve the company’s competitiveness.
●	Created monthly dashboards that are used to analyze and manage the service business.
●	Worked with the Regional Sales Managers to assure development of promotional plans that will close new business and customer retention strategies to strengthen the current business base

 Avery Dennison, Graphics Division, Painesville, OH   2002-2007
Business/Cost Analyst
●	Prepared monthly financial statements and financial analysis; making recommendations to improve overall profitability.
●	Analyzed the sales trends of current and new items, identifying potential cannibalization and opportunities to increase market share.
●	Assisted in the preparation and analysis of the Annual Operating Plan.
●	Defined the ROI of sales promotions and marketing programs.
●	Applied Six Sigma methodology to analyze scrap, and identified opportunities for cost reduction, which improved margins by 3%.
●	Assisted in Sarbanes-Oxley compliance for inventory accounting, and fixed asset process, including physical inventories and balance sheet reconciliations.
Imperial Wall Coverings, Beachwood, OH   1998-2001
Financial Analyst
●	Provided product line sales and profitability analysis.
●	Developed an automated sales reporting system for the sales force using MS Access
●	Streamlined the reporting of Daily, and Weekly sales By Division.
●	Analyzed and monitored expenses / programs vs. budget and forecast, performing detailed variance analysis on actual expenses from budget.
●	Worked with the VP of Sales to establish and track Sales Rep Quotas.
●	Assisted Pricing Manager in designing tracking tools for low-margin products.
●	Provided category management analysis and analyzed new marketing initiatives.
Family Relationships

There are no family relationships among our newly elected director and current shareholders, including our majority shareholder.

Involvement in Certain Legal Proceedings

Our sole nominee for a directorship, Mr. Vallos, has NOT, during the past ten years:

•
Had any petition under the federal bankruptcy laws or any state insolvency law filed by or against, or had a receiver, fiscal agent, or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time hereof, or any corporation or business association of which he was an executive officer at or within two years before the time hereof;

•	Been convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

Engaging in any type of business practice; or

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

•
Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (i) above, or to be associated with persons engaged in any such activity;

•
Been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated; or

•
Been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated.

Committees of the Board of Directors

We do not currently have any committees of the Board of Directors.  We do not know at this time if Mr. Vallos, the sole nominee for directorship, would plan to form any committees once this document becomes effect and he becomes the sole member of our Board of Directors.  That decision will be up to the Board of Directors.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None beyond each such proposed director’s eventual status with us and his possible acquisition of shares in the future.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth as of the date of this document and to the best knowledge of the majority shareholder, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The shareholders listed below have direct ownership of his or her shares and possess sole voting and dispositive power with respect to the shares.

Title or Class	Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership (2)	Percent of Class

Common Stock	NMM Consulting, Ltd.	23,625,000	52.4%
	Tyler Powell, Officer and Director 116 Cambie Street # 400 Vancouver, BC V6B 2M8 Canada

Common Stock	Bob Hogarth	20,000	0.00%
	123 West Nye Carson City, Nevada 89706

Common Stock	Greater than 5% shareholders as a Group(3 persons)	45,105,000	52.4%

(1)	Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial.

(2)
Under Rule 13-d of the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be acquired in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the person having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons.  None of our officers or directors has options, warrants, rights or conversion privileges outstanding.

We do not know of any other shareholder who has more than 5 percent of the issued shares.

The number of shares that are “restricted”as defined in Rule 144 of the General Rules and Regulations of the Commission is 23,825,000.

Our largest and majority shareholder, NMM Consulting, Ltd., owns at total of 23,625,000 “restricted”shares of our common stock.  Under Rule 144, “restricted”shares, under certain circumstances, can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

There are no voting trusts or similar arrangements known to us whereby voting power is held by another party not named herein.  We know of no trusts, proxies, power of attorney, pooling arrangements, direct or indirect, or any other contract arrangement or device with the purpose or effect of divesting such person or persons of beneficial ownership of our common shares or preventing the vesting of such beneficial ownership.

Description of Our Securities.

We have only common shares authorized and there are no preferred shares or other forms of shares.  Our authorized common stock consists of 500,000,000 shares of common stock, par value $0.001 per share.  The holders of our common stock:

-	have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by our Board of Directors;

-	are entitled to share ratably in all of our assets available for distribution upon winding up of our affairs; and

-	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

-	are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

The shares of common stock do not have any of the following rights:

-           preference as to dividends or interest;

-           preemptive rights to purchase in new issues of shares;

-           preference upon liquidation; or

-           any other special rights or preferences.

All our shares of common stock now issued and outstanding are fully paid and non-assessable.

Convertible Securities

The shares are not convertible into any other securities.

Non-Cumulative Voting.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose.  In such event, the holders of the remaining shares will not be able to elect any of our directors.

EXECUTIVE COMPENSATION

The following table, which is also identical to information we was filed on Edgar in our last Annual Report on Form 10-K and provides information concerning remuneration of the chief executive officer for the fiscal years ended December 31, 2013, 2012 and 2011.

Compensation to our directors and officers was paid as follows:

Summary Compensation Table

Long Term Compensation
	Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)
Name and Principal position	Year	Salary	Other annual Comp. ($)	Restricted stock awards ($)	Options/ SAR (#)	LTIP payouts ($)	All other compensation ($)

Bob Hogarth	2013 2012	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Richard W. Markle	2013	-0-	-0-	-0-	-0-	-0-

Edwin G. Morrow President, CEO and Director	2011 2012 2013	-0- -0- -0-	16,500 16,000 4,500	45,000 -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

Robert Malasek Secretary Treasurer, CFO and Director	2011 2012 2013	-0- -0- -0-	16,500 16,000 4,500	45,000 -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

Compensation of Directors

We have no standard arrangement to compensate directors for their services in their capacity as directors.  Directors are not paid for meetings attended.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Consulting Agreements with Executive Officers and Directors

There is no consulting agreement with the Company’s director. He has paid himself $5,000 per month for 8 months. There were consulting agreements with both of our previous officers or directors. Under their respective agreements with Ed Morrow and

Richard Malasek, the directors were to be paid $1,500 per month each and each received 100,000 shares upon entering into these agreements.

Stock Option Plan

We have never established any form of stock option plan for the benefit of our directors, officers or future employees.  We do not have a long-term incentive plan nor do we have a defined benefit, pension plan, profit sharing or other retirement plan.

Bonuses and Deferred Compensation

None

Compensation Pursuant to Plans

None

Pension Table

None

Termination of Employment

There are no compensatory plans or arrangements, including payments to be received from us, with respect to any person named in Summary of Compensation set out above which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person’s employment with us, or any change in control of us, or a change in the person’s responsibilities following a change in control of us.

Compliance with Section 16 (a) of the Exchange Act

We know of no director or officer, (“Reporting Person”) that failed to file any reports required to be furnished pursuant to Section 16(a).  We do not know whether the beneficial owner of more than ten percent of any class of equity securities of our stock registered pursuant to Section 12 (“Reporting Person”) has filed any reports required to be furnished pursuant to Section 16(a)

EFFECT OF CORPORATE ACTION
The result of voting in the foregoing director means that the current member of the Board will no longer be authorized to sit as a member of our Board of Directors once this Information Statement is mailed out to the Stockholders and becomes effective.  According to SEC Rule 14c-2(b) of the General Rules and Regulations of the Commission, the election of the  nominee for directorship will become effective, as a matter of law, at least twenty (20) days from the mailing of this Information Statement to our stockholders.  See heading immediately below.
APPROXIMATE DATE OF MAILING: Wednesday, September 3, 2014
According to SEC Rule 14c-2(b) of the General Rules and Regulations of the Commission, the election of the  nominee for directorship will become effective, as a matter of law, on the opening of business on September 23, 2014, or a date that is at least twenty (20) days from the mailing of this Information Statement to our stockholders.

Voting in the one individual on our Board, Mr. Vallos, is the only matter covered by this Information Statement, all as provided in SEC Rule 14c-5(a)(1) of the General Rules and Regulations of the Commission.  This Information Statement does not purport to cover all issues presented by our By-laws or Articles of Incorporation.  Reference is made to our Edgar filings, which, after Mr. Vallos is installed, shall become current.

OTHER INFORMATION
Additional information on the past compensation of our officers and directors, including any and all employment agreements to which they or existing officers and directors are a party, are detailed in our Edgar filings on file with the U.S. Securities Commission at www.sec.gov.  All shareholders are encouraged to visit this website and review such publicly available information.

Exhibits
3.1
Written Consent of a Majority of Siga’s Shareholders filed herewith

NOTICE
STOCKHOLDERS OF OUR COMPANY THAT HAVE CONSENTED TO THE ELECTION OF DIRECTORS BY WRITTEN CONSENT OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO SO ELECT DIRECTORS UNDRE NEVADA LAW AND HAVE DONE SO.  NO FURTHER VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

BY ORDER OF THE MAJORITY SHAREHOLDERS

Date: September 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Majority Shareholders have duly caused this Information Statement to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 2, 2014
NMM Consulting, Ltd.

/s/ Tyler Powell
Its: Sole Officer and Director

On Behalf of the Majority Shareholders